EXHIBIT 10.1

February 7, 2005

Mr. Eric Blachno
Chief Financial Officer
Eagle Broadband, Inc.
101 Courageous Drive
League City, TX  77573

Dear Mr. Blachno:

     This is to confirm the Agreement ("Agreement") between The Keystone Equities Group ("TKEG") and Eagle Broadband, Inc. ("Eagle Broadband" or the "Company") as follows:

     1. Services to be Rendered. Except as provided herein, during the Term, the Company hereby retains TKEG as the Company's exclusive advisor and placement agent in connection with a best efforts Private Placement ("Placement") of up to
20.0 million shares of the Company's common stock ("Shares"), for a maximum gross capital raise of up to $9.0 million dollars. TKEG agrees that it will use its best efforts to find purchasers of the Shares (the "Investors"). It is understood that the decision to proceed with, and the final terms of, the Placement will depend on satisfactory results of TKEG's due diligence investigation (including reviews of legal, accounting, operational issues and final approval by TKEG's commitment committee). TKEG disclaims any agreement, expressed or implied, in this Agreement or otherwise, that it will be successful in placing the Shares.

     2. Information. In connection with TKEG's engagement, the Company will furnish, or cause to be furnished, to TKEG all data, material and other information requested by TKEG for the purposes of performing the services contemplated hereunder as mutually agreed to by TKEG and the Company; that being the same general information available to all potential investors. The Company represents and warrants to TKEG that any such information, any reports required by it to be filed by it with any state or federal authority (collectively "Reports") and any other information (whether written or oral) supplied to TKEG or Investors by or on behalf of the Company in connection with the Placement or the performance of TKEG's services hereunder will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company agrees to use its best efforts to cooperate with TKEG in connection with the offering of the Shares, including making appropriate officers or principals of the Company available to TKEG for meetings with prospective purchasers of the Shares.

     3. Expiration of Engagement. The engagement of TKEG as placement agent shall begin as of the above date and expire on February 11, 2005 ("Term"), unless extended by mutual agreement of TKEG and the Company. Either party may terminate this agreement at any time after the expiration of the Term. Upon successful completion by TKEG of this Placement of 20.0 million shares, the company shall provide TKEG the first right of refusal for a 90 day period from the date of successful completion to sell the remaining portion of the 30.0 million shares registered with the Securities and Exchange Commission via form S-3 (File No. 333-122217) as filed January 21, 2005, at an agency fee of $0.01 per share with minimum number of shares sold per placement of no less than 1.0 million shares. If TKEG does not successfully place 20.0 million shares in this Placement, TKEG agrees to forfeit its right of first refusal to sell the remaining portion of the 30.0 million shares registered with the Securities and Exchange Commission via form S-3 as filed January 21, 2005. .

Mr. Eric Blachno
Eagle Broadband, Inc.
Page 2 of 6
February 7, 2005

     4. Offering Memorandum. The Company shall prepare disclosure documents to be provided to potential purchasers of the Common as offering materials (the "Offering Materials"). The Company represents and warrants to the best of its knowledge that the Offering Materials will not, as of the Closing Date of the Placement, contain any untrue statement of material fact or omit to state any material fact required to be stated therein, or necessary to make the statements contained therein, not misleading (other than information relating to or furnished by TKEG provided in writing by TKEG expressly for use in the Offering Materials as to which the Company makes no representation or warranty). The Company agrees to cooperate with TKEG in connection with the Placement, including making appropriate officers or principals of the Company available to TKEG for meetings with prospective purchasers. The Company will not offer the Shares sold in the Placement to prospective investors, or accept any subscriptions from prospective investors to invest in the Shares, except through TKEG. TKEG recognizes and acknowledges that it is not authorized to make any representations and statements to any potential purchaser other than and to the extent that such representations and statements are contained in the Offering Materials.

     5. Proposed Placement Offering Terms. TKEG proposes the following Placement Offering Terms: the Company shall sell up to 20.0 million Shares of Common Stock at a price of $0.45 per Share.

     6. Placement Agent Fee. In consideration for the services rendered by TKEG hereunder, the Company agrees to pay TKEG on the Closing Date of this Placement a cash fee (the "Placement Agent Fee") of eight percent (8.0%) of the gross proceeds of the sale of the Shares in this Placement.

     7. Obligations Limited. TKEG shall be under no obligation hereunder to make an independent appraisal of assets or investigation or inquiry as to any information regarding, or any representations of, Company and shall have no liability hereunder in regard thereto.

     8. Indemnification. Notwithstanding any other provision of this Agreement, in the event that TKEG, its partners, affiliates, officers or directors becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to, or referred to in this Agreement or arising out of the matters contemplated by this Agreement, Company will reimburse TKEG, its partners, affiliates, officers or directors for their legal and other expenses (including the cost of any investigation and preparation). Company also agrees

Mr. Eric Blachno
Eagle Broadband, Inc.
Page 3 of 6
February 7, 2005

to indemnify, defend and hold TKEG, its partners, affiliates, officers and directors harmless, to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in this Agreement or arising out of the matters contemplated by this Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted from TKEG's gross negligence or willful misconduct. Company shall, if requested by TKEG, assume the defense of any such Proceeding, including the employment of counsel reasonably satisfactory to TKEG. If such indemnification were for any reason not to be available or sufficient to hold TKEG, its partners, affiliates, officers or directors harmless, Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits paid or received or sought to be paid or received by TKEG and its partners, stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in the matters contemplated by this Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of Company and its partners, stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. Company agrees that for purposes of this Paragraph 8 the relative benefits paid or received, or sought to be paid or received, by Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in the matters contemplated by this Agreement shall be deemed to be in the same proportion that the total value paid or received or contemplated to be paid or received by Company or its partners, stockholders or affiliates or other constituencies, as the case may be, as a result of or in connection with the Placement for which TKEG has been retained to perform services bears to the fees paid to TKEG under this Agreement; provided, that in no event shall Company contribute less than the amount necessary to assure that the party entitled to contribution is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by TKEG pursuant to this Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by Company or other conduct by Company (or its employees or other agents), on the one hand, or by TKEG, on the other hand. Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not TKEG is an actual or potential party to such Proceeding, without TKEG's prior written consent. The foregoing indemnity and contribution agreement shall be in addition to any rights that TKEG or any indemnified party may have at common law or otherwise.

     9. No Liability. Company agrees that neither TKEG nor any of its partners, affiliates, directors, agents, employees or controlling persons shall have any liability to Company or any person asserting claims on behalf of or in right of Company in connection with or as a result of either TKEG's engagement under this Agreement or any matter referred to in this Agreement, except to the extent that any losses, claims, damages, liabilities or expenses incurred by Company are determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of TKEG in performing the services that are the subject of this Agreement.

Mr. Eric Blachno
Eagle Broadband, Inc.
Page 4 of 6
February 7, 2005

     10. Independent Contractor. Company acknowledges and agrees that the engagement of TKEG hereunder is not intended to confer rights upon any person (including shareholders, employees or creditors of TKEG) not a party hereto as against Company or its affiliates, or their respective directors, officers, employees or agents, successors or assigns. TKEG shall act as an independent contractor under this Agreement, and any duties arising out of its engagement shall be owed solely to Company. TKEG shall have no restrictions to on its ability to provide services to companies other than the Company, except as stated herein. TKEG shall have no authority to accept any order or to bind or obligate the Company in any way or to renew any debt or obligation for or on account of the Company without the Company's prior written consent. As an independent contractor, TKEG will be solely responsible for its income and all other applicable taxes.

     11. Publicity. TKEG may, at its own expense, place customary tombstone announcements or advertisements in financial newspapers and journals describing its services hereunder upon the completion of the Offering.

     12. Assignment: Neither party, without the explicit written consent of the other may assign in whole nor in part the rights and obligations imposed upon the parties by this agreement.

     13. Entire Agreement and Governing Law. This Agreement sets forth the entire understanding of the parties and supersedes any prior communications, understanding and agreements between the parties with regard to the Placement. This Agreement cannot be changed, nor can any of its provisions be waived, except by the written agreement of all parties. This Agreement shall be governed by the laws of the State of Texas without regard to its conflict of laws provisions. Any action or proceeding brought by either party against the other party arising out of or related to this Agreement shall be brought exclusively in the courts of the State of Texas located in Harris County, Texas or in the United States District Court for the Eastern District of Texas, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and TKEG consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against TKEG or any indemnified party. The Company agrees that a final judgment in any such proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

     14. Representations. Each party hereto represents, warrants and covenants to the other party that (a) it has the power and authority to enter into this Agreement and to perform its respective obligations hereunder, (b) it will comply with all applicable laws, rules and regulations and (c) that it has all licenses and memberships required to perform obligations and services hereunder. In addition to the foregoing, TKEG has not taken and will not take any action,

Mr. Eric Blachno
Eagle Broadband, Inc.
Page 5 of 6
February 7, 2005

directly or indirectly, that may cause any Private Placement transaction to fail to be entitled to exemption from registration under United States federal securities laws, or applicable state securities or "blue sky" laws, or the applicable laws of the foreign countries in which the securities will be offered or sold. TKEG further represents that it will comply with all federal and state laws in connection with the performance of its obligations under this Agreement. The Company shall be responsible for any costs and expenses associated with filings, applications or registrations with any governmental or regulatory body, including, without limitation, those associated with any sales pursuant to Regulation D under the 1933 Act, "blue sky" laws, and the laws of the foreign countries in which the securities will be offered or sold that are required to be made by the Company.







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
Mr. Eric Blachno
Eagle Broadband, Inc.
Page 6 of 6
February 7, 2005

     15. Notices. This Agreement supersedes and makes null and void all and any previous written or oral agreements between TKEG and the Company with regard to the Placement. Any notice, consent or other communication given pursuant to this Agreement shall be in writing and shall be effective when (i) delivered personally, (ii) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed registered mail, return receipt requested, or (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addressee set forth below:

                  If to TKEG:               Mr. Richard A. Hansen
                                            The Keystone Equities Group
                                            1003 Egypt Rd, Box 1155
                                            Oaks, Pennsylvania 19456-1155

                  If to the Company:        Mr. Eric Blachno
                                            Eagle Broadband, Inc.
                                            101 Courageous Drive
                                            League City, Texas  77573

     If the foregoing correctly sets forth your understanding, please so indicate by signing and returning to us the enclosed copy of this letter.

Sincerely,
The Keystone Equities Group


By:      //s//  RICHARD A HANSEN            By:      //s//  KEVIN M. LEIGH
         -----------------------                     ---------------------
         Richard A Hansen                            Kevin M. Leigh
         Chairman                                    Managing Director


Confirmed and Agreed to:
Eagle Broadband, Inc.



By:      //s//  ERIC BLACHNO                Date:  February 7, 2005
         -----------------------
         Eric Blachno
         Chief Financial Officer